UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2020 (January 27, 2020)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2020, the Board of Directors (the “Board”) of Laureate Education, Inc. (the “Company”) approved certain changes to the Company’s compensation programs upon the recommendation of the Compensation Committee of the Board in connection with the Board authorizing the Company to explore strategic alternatives for each of its businesses (see Form 8-K filed by the Company on January 27, 2020), including changes described below that are applicable to Eilif Serck-Hanssen – President and Chief Executive Officer, Jean-Jacques Charhon – Executive Vice President and Chief Financial Officer, and Timothy Grace – Chief Human Resources Officer (each, an “NEO”, and together the “NEOs”):

Severance Policy

The Board approved amending the Laureate Education, Inc. Severance Policy for Executives, in which the NEOs are all participants, to provide (i) for payment of a pro rata annual bonus for the year of a qualifying termination of employment on or following a change in control (based on the target amount and prorated for the portion of the year the participant was employed by the Company) and (ii) that a participant whose employment is terminated by the Company prior to the completion of the strategic alternative process for any reason other than cause would receive the same benefits (including the pro rata target annual bonus referred to in (i) above) the participant would have received upon a qualifying termination of employment on or following a change in control.

Equity Arrangements

In accordance with the discretion allowed under the Company’s equity plans, the Board determined that, if the employment of certain participants, including an NEO, is terminated by the Company without cause prior to the completion of the strategic alternative process, then all outstanding equity awards then held by the participant will receive the same treatment as such equity awards would have received upon a qualifying termination on or following a change in control (i.e., full accelerated vesting of unvested equity awards).

Retention Program

The Board approved a cash retention bonus program in which the NEOs are eligible to participate. Each NEO granted an award under the program would be eligible to receive an amount determined by multiplying (i) a factor, based on the NEO’s compensation and the total value delivered to shareholders during the strategic alternative process (the “Total Value Factor”), by (ii) the length of the strategic alternative process. Additional terms applicable to each NEO’s cash retention bonus will be finalized by the Compensation Committee prior to awards being made to the NEOs.

Due to their strategic significance, the Company believes that the disclosure of the financial goals that are used to determine the Total Value Factor would cause future competitive harm to the Company and therefore are not disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Victoria Silbey
Name:	Victoria Silbey
Title:	Senior Vice President, Secretary, Chief Legal Officer and Chief Ethics & Compliance Officer

Date: January 31, 2020